Exhibit 99.1

Paragon Offshore plc 3151 Briarpark Drive Suite 700 Houston, Texas 77042

PRESS RELEASE

PARAGON OFFSHORE ANNOUNCES BINDING SUPPORT OF REVISED RESTRUCTURING PLAN

•                  100% of Revolver Lenders Support the Revised Restructuring Plan

•                  69% of Bondholders Support Support the Revised Restructuring Plan

HOUSTON, August 10, 2016 — Paragon Offshore plc (“Paragon” or the “company”) (OTC: PGNPQ) announced today that it has executed an amendment to its Amended Plan Support Agreement (the “Amended PSA”) supporting a revised plan of reorganization (the “Revised Plan”) with 100% of the lenders under Paragon’s Senior Secured Revolving Credit Agreement (the “Revolver Lenders”) and holders of approximately 69% of the principal amount of Paragon’s 6.75% senior unsecured notes maturing July 2022 and 7.25% senior unsecured notes maturing August 2024 (collectively, the “Bondholders”). As previously reported, on August 5, 2016, Paragon had reached an agreement in principle with the Bondholders and a steering committee of the Revolver Lenders with respect to the Amended PSA.

“We’re pleased that we’ve received definitive support for our Revised Plan,” said Randall D. Stilley, President and Chief Executive Officer of Paragon.  “Our next milestone is to seek approval of the supplement to our disclosure statement at our hearing on August 16th before appearing before the court at the end of September to continue presenting our case.  With the support of our Bondholders and Revolver Lenders, we remain confident that our restructuring plan will be approved.  Our goal is to emerge from chapter 11 quickly as soon as we receive approval and turn our full attention once more to creating long-term shareholder value.”

Additional Information

Details of the Amended PSA described herein and copies of the Amended PSA and the Revised Plan can be found in the Current Report on Form 8-K that the company filed on

August 8, 2016.  Additional information will be available on Paragon’s website at www.paragonoffshore.com or by calling Paragon’s Restructuring Hotline at 1-888-369-8935.

Weil, Gotshal & Manges LLP is serving as legal counsel to Paragon and Lazard is serving as financial advisor.

Forward-Looking Disclosure Statement

This document contains forward-looking statements. Statements regarding any agreements reached with debtholders and Noble, including the Amended PSA, Paragon’s ability to implement the proposed transaction set forth under the Revised Plan, the bankruptcy process including timing and steps, and implications for shareholders including the ability to create long-term shareholder value, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s annual report on Form 10-K for the fiscal year ended December 31, 2015, Paragon’s most recently filed report on Form 10-Q, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

About Paragon Offshore

Paragon is a global provider of offshore drilling rigs.  Paragon’s operated fleet includes 34 jackups, including two high specification heavy duty/harsh environment jackups, four drillships, and two semisubmersibles.  Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.

For additional information, contact:

For Investors                         Lee M. Ahlstrom

& Media:                                            Senior Vice President — Investor Relations, Strategy and Planning

+1.832.783.4040